EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60180) pertaining to the Amended and Restated Stock
Option Plan (1986), the Registration Statement (Form S-8 No. 33-16250) pertaining to the Amended and Restated Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-60285) pertaining to the Key Executives and Non-Employee Directors Stock Option Plan (1993), as amended, the Registration Statements (Form S-8 No. 33-60289 and No. 333-69274) pertaining to the Stock Option and Incentive Stock Plan (1995), the Registration Statement (Form S-8 No. 333-57645) pertaining to the Stock Incentive Plan (1998), and the Registration Statements (Form S-3 No. 333-91773, No. 333-91773-01, No. 333-91773-02, and No. 333-91773-03), of Toll
Brothers, Inc., Toll Corp., First Huntingdon Finance Corp., and Toll Finance Corp. and in the related Prospectus of our report dated December 11, 2001, with respect to the consolidated financial statements and schedule of Toll Brothers, Inc. included in this Annual Report (Form 10-K) for the year ended October 31, 2001.




			/s/     Ernst & Young LLP


Philadelphia, Pennsylvania
January 4, 2002